CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24340) of FMS Financial Corporation of our report dated February 11, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
Philadelphia, PA

March  25, 2002